Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David L. Fischel, Kimberly R. Peery and Laura Spencer Garth, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) a registration statement on Form S-3 (the “Registration Statement”) covering the registration of certain shares of common stock, par value $0.001, of Stereotaxis, Inc. (the “Company”) for resale by or on behalf of a certain selling stockholder pursuant to registration rights granted under that certain Share Purchase Agreement, dated May 11, 2024, as amended, by and between the Company, APT Holding Company, Inc., and Access Point Technologies EP, Inc., and any and all pre-effective and post-effective amendments to the Registration Statement), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: August 23, 2024

Signature	Title(s)

/s/ David L. Fischel	Chairman and Chief Executive Officer
David L. Fischel	(principal executive officer)

/s/ Kimberly R. Peery	Chief Financial Officer
Kimberly R. Peery	(principal financial officer and principal accounting officer)

/s/ David W. Benfer	Director
David W. Benfer

/s/ Myriam Curet	Director
Myriam Curet

/s/ Nathan Fischel	Director
Nathan Fischel

/s/ Ross B. Levin	Director
Ross B. Levin

/s/ Arun S. Menawat	Director
Arun S. Menawat

/s/ Nachum Shamir	Director
Nachum “Homi” Shamir